UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2005

DATASTREAM SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25590	57-0813674
(Commission File Number)	(IRS Employer Identification No.)

50 Datastream Plaza, Greenville, South Carolina	29605
(Address of Principal Executive Offices)	(Zip Code)

(864) 422-5001

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 7, 2005, Datastream Systems, Inc. (the “Company”) received a notification from the Listing Qualifications Department at The Nasdaq Stock Market, Inc. (“Nasdaq”) that states that the Company is in material noncompliance with Rule 4310(c)(14) of the National Association of Securities Dealers, Inc. (the “NASD”) for continued listing on Nasdaq. NASD Rule 4310(c)(14) requires that a listed company file with Nasdaq all reports and other documents filed or required to be filed with the Securities and Exchange Commission (the “Commission”). The Company expected to receive the notification because of the delay in filing its Form 10-K for the fiscal year ended December 31, 2004 with the Commission.

The Company received a notification from the Nasdaq Listing Qualifications Panel (the “Panel”) on March 24, 2005 informing the Company that the Panel has granted the Company’s request to extend the filing deadline for its Form 10-K for the fiscal year ended December 31, 2004 to April 30, 2005 for continued listing on Nasdaq. The Company believes that it will be unable to file its Form 10-K for the fiscal year ended December 31, 2004 by April 30, 2005 and its Form 10-Q for the quarter ended March 31, 2005 by May 10, 2005. The Company is in the process of requesting from the Panel an additional filing extension for its 2004 Form 10-K and a new filing extension for its first quarter 2005 Form 10-Q until July 15, 2005. The Company spent a significant amount of time and resources to complete the previously announced Audit Committee investigation, review of revenue recognition from all international resellers and restatement of its financial statements. The Company and its independent registered public accounting firm also expended significant time and resources to review and finalize the Company’s Form 10-Q for the quarter ended September 30, 2004, as well as the amended Form 10-K for the fiscal year ended December 31, 2003 and Forms 10-Q for the quarters ended March 31, and June 30, 2004 resulting from the restatement of its financial statements for the years ended December 31, 2001, 2002 and 2003 and for the quarters ended March 31, and June 30, 2004. For these reasons, the audit of the Company’s financial statements for the year ended December 31, 2004 will not be completed by April 30, 2005. Similarly, management will be unable to complete its annual report on internal control over financial reporting and, as a consequence, the Company’s independent registered public accounting firm will be unable to complete their related attestation report by April 30, 2005, both as required by Item 308 of Regulation S-K and Section 404 of the Sarbanes-Oxley Act of 2002. Also, due to the reasons set forth above, the Company does not believe that it will be able to prepare its Form 10-Q for the quarter ended March 31, 2005, including the procedures required to be performed by the Company’s independent registered public accounting firm, by the required deadline. The Company and its independent registered public accounting firm are working diligently to be in a position for Datastream to be able to file its 2004 Form 10-K and first quarter 2005 Form 10-Q as soon as possible.

Item 7.01 Regulation FD Disclosure.

On April 13, 2005, the Company issued a press release announcing that it received a noncompliance notification from Nasdaq because of the delay in filing its Form 10-K for the fiscal year ended December 31, 2004 with the Commission. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included or incorporated in this report, including Exhibit 99.1, is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1	Press release, dated April 13, 2005, announcing that the Company received a notification from Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datastream Systems, Inc.

By:	/s/ C. Alex Estevez
C. Alex Estevez
President and Chief Financial Officer
(principal financial and accounting officer)

Dated: April 13, 2005

EXHIBIT INDEX

Exhibit 99.1	Press release, dated April 13, 2005, announcing that the Company received a notification from Nasdaq.